UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020 (January 11, 2020)

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, CA 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MRIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 11, 2020, MRI Interventions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with PTC Therapeutics, Inc. (“PTC”), and Petrichor Opportunities Fund I LP (“Petrichor,” and together with PTC, the “Investors”) in connection with the initial issuance of an aggregate principal amount of $17,500,000 of floating rate secured convertible notes (the “First Closing Notes”) of the Company, with such First Closing Notes convertible on the terms stated therein into shares of common stock, $0.01 par value per share (“Common Stock”) of the Company (together, the “Financing Transaction”).

The sale of securities under the SPA is subject to certain customary closing conditions, and the Company anticipates that the sales of the First Closing Notes under the SPA will close prior to February 29, 2020. The SPA also contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), and certain other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

The SPA also provides the Investors with certain registration rights, including the right for the Investors to require the Company to register with the Securities and Exchange Commission (the “SEC”) all or a portion of the Investors’ Registrable Securities (as defined in the SPA), subject to certain limitations, and certain additional piggyback registration rights, subject to certain limitations. In addition, the SPA provides the Investors with the right to participate in a Subsequent Financing (as defined in the SPA) by the Company, subject to certain limitations.

Additionally, the SPA provides that the Company shall have the right, but not the obligation, to request that Petrichor purchase an additional $5,000,000 in aggregate principal amount of additional floating rate secured convertible notes of the Company (the “Second Closing Notes”) at any time on or prior to January 11, 2022. Further, the Company shall have the right, but not the obligation, to request that Petrichor purchase an additional $10,000,000 in aggregate principal amount of additional floating rate secured convertible notes of the Company (the “Third Closing Notes,” and collectively with the First Closing Notes and the Second Closing Notes, the “Notes”) at any time on or prior to January 11, 2022; provided, that Petrichor, upon receipt of the Company’s request for Petrichor to purchase such Second Closing Notes or Third Closing Notes, as the case may be, shall have the right but not the obligation to purchase such notes; provided, further, that in no event shall the Company issue or shall Petrichor purchase more than an aggregate principal amount of $15.0 million of Second Closing Notes and Third Closing Notes.

Pursuant to the SPA, the Company is required to seek approval by the holders of Common Stock on or prior to June 30, 2020 under the listing standards of Nasdaq to approve the issuance of Common Stock upon conversion of the Notes issued to the Investors pursuant to the SPA. Failure to obtain this approval would result in an increase to the interest rate of the Notes.

The foregoing description of the terms and conditions of the SPA is only a summary and is qualified in its entirety by the full text of the SPA, the form of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein.

Notes

The Notes are secured obligations of the Company. Unless earlier converted or redeemed, the First Closing Notes will mature on the five (5)-year anniversary of the closing of the Financing Transaction, and the Second Closing Notes and Third Closing Notes will mature on the five (5)-year anniversary of the issuance of such notes. The Notes may not be pre-paid without the consent of the holder of a Note; provided that the Company must offer to pre-pay such other holder of a Note on the same terms and conditions. The Notes accrue interest at a rate equal to the sum of (i) the greater of (x) the three (3)-month London Interbank Offered Rate (LIBOR) and (y) two percent (2%), plus (ii) an initial applicable margin of (1) two percent (2%) on the outstanding balance of the First Closing Notes and (2) seven percent (7%) on the outstanding balance of the Second Closing Notes and Third Closing Notes, in each case payable quarterly on the first business day of each calendar quarter.

Prior to maturity, the holders of the Notes will have the right to convert all or any portion of their Notes, including any accrued but unpaid interest, into shares of Common Stock at a conversion price of $6.00 per share, subject to certain adjustments as set forth in the Notes (the “Conversion Price”); provided that only seventy percent (70%) of the principal amount of the Second Closing Notes and Third Closing Notes shall be convertible into shares of Common Stock.

Upon the occurrence of certain events of default as set forth in the Notes (other than events of default relating to bankruptcy, insolvency, reorganization or liquidation proceedings) or a change of control, a holder of the Notes may require the Company to redeem all or any portion of its Notes at a price equal to the sum of (x) the portion of the principal to be redeemed, (y) all accrued and unpaid interest with respect to such portion of the principal amount, and (z) accrued and unpaid late charges with respect to such portion of such principal and interest, if any, to be redeemed as of the date of the event of default (the “Conversion Amount”). If certain events of default relating to bankruptcy, insolvency, reorganization or liquidation proceedings occur, all outstanding principal and accrued and unpaid interest, plus any accrued and unpaid late charges, will automatically become due and payable. Upon the occurrence of a change of control, a holder of the Notes may require the Company to redeem all or a portion of its Notes at a price equal to the greater of (i) the Conversion Amount being redeemed, and (ii) the product of (x) the Conversion Amount being redeemed multiplied by (y) the quotient of (I) the aggregate cash consideration plus the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such change of control divided by (II) the Conversion Price then in effect.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness (other than permitted indebtedness under the Notes), permit liens on its properties (other that permitted liens under the Notes), make payments on junior securities, make dividends or transfer certain assets, enter into certain acquisitions or permit its unrestricted cash to be less than a minimum amount.

The foregoing description of the terms and conditions of the Notes is only a summary and is qualified in its entirety by the full text of the Notes, the forms of which are filed as Exhibits 4.1, 4.2 and 4.3, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On January 13, 2020, the Company issued a press release announcing its financial performance for the fourth fiscal quarter ended December 31, 2019 and the Financing Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

In the Financing Transaction, the Company offered and will sell its securities to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) thereunder and corresponding provisions of state securities laws. The SPA contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the SPA in determining that such exemptions were available.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Item 2.02 above is incorporated by reference into this Item 7.01.

On January 13, 2020, the Company issued a press release announcing plans to change its corporate name to ClearPoint Neuro, Inc. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Form 8-K, as well as Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note (First Closing).
4.2	Form of Senior Secured Convertible Note (Second Closing).
4.3	Form of Senior Secured Convertible Note (Third Closing).
10.1	Securities Purchase Agreement, dated January 11, 2020, by and among MRI Interventions, Inc., each investor identified on the signature pages thereto, and Petrichor Opportunities Fund I LP, as collateral agent.
99.1	Press Release, dated January 13, 2020.
99.2	Press Release, dated January 13, 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of closing conditions related to the Financing Transaction. There can be no assurance that the Company will be able to complete the Financing Transaction on the terms described herein or in a timely manner, if at all. You should not place undue reliance on forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019 contains, under the heading “Risk Factors,” a comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2020	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer